Exhibit 107

CALCULATION OF REGISTRATION FEE

Table 1 – Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Common Stock, $0.001 par value per share(1)		—	—	—	—	—
Fees To Be Paid	Equity	Preferred Stock, $0.001 par value per share(1)		—	—	—	—	—
Fees To Be Paid	Debt	Debt Securities		—	—	—	—	—
Fees To Be Paid	Other	Warrants		—	—	—	—	—
Fees To Be Paid	Other	Units		—	—	—	—	—
Fees To Be Paid	Unallocated (Universal Shelf)	(2)	457(o)	$350,000,000(3)	N/A	$ 350,000,000(3)	0.00014760	$ 51,660
Fees Previously Paid	N/A	N/A	N/A	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts					$ 350,000,000	—	$ 51,660
	Total Fees Previously Paid							—
	Total Fee Offsets							$ 25,525(4)
	Net Fee Due							$ 26,135

Table 2 – Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	BioXcel Therapeutics, Inc.	Form S-3	333-240118	July 27, 2020	—	$25,525(4)	Unallocated (Universal) Shelf	N/A	N/A	$275,343,681(4)	N/A
Fee Offset Sources	BioXcel Therapeutics, Inc.	POSASR	333-240118	—	March 11, 2022	—	—	—	—	—	$27,810(4)

(1)	Includes rights to acquire Common Stock or Preferred Stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.
(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants registered hereunder. The aggregate maximum offering price of all securities issued by the Company pursuant to this registration statement will not exceed $350,000,000.
(4)	The $350,000,000 of securities registered on behalf of the Company pursuant to this registration statement includes $275,343,681 of the registrant’s unsold securities registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-240118), initially filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2020, as amended by a Post-Effective Amendment No. 1 to Form S-3, filed with the Commission on March 11, 2022, and as further amended by a Post-Effective Amendment No. 2 to Form S-3, filed with the Commission on March 11, 2022, relating to the offer and sale of $300,000,000 in the aggregate of unallocated (universal) shelf securities of the registrant (the “Earlier Registration Statement”), and the offering that included such unsold securities has terminated. In connection with the filing of the Earlier Registration Statement, the registrant utilized previously paid registration fees of $27,810 with respect to unallocated (universal) shelf securities pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, as of the date the offering under such registration statement was terminated, an aggregate of $24,656,319 of the registrant’s securities had been sold under such registration statement. Pursuant to Rule 457(p) promulgated under the Securities Act, the registrant hereby offsets the aggregate total dollar amount of the filing fee associated with the unsold securities under the Earlier Registration Statement (being $25,525, calculated at the fee rate in effect at the date of filing of the Earlier Registration Statement of $92.70 per million dollars) against the total filing fee due for this registration statement.